FIRST AMENDMENT TO STOCK-FOR-STOCK EXCHANGE AGREEMENT

This First Amendment to Stock-for-Stock Exchange Agreement (the “Amendment”) is entered into as of September 26, 2025 (the “Amendment Effective Date”), by and between iQSTEL Inc., a corporation organized under the laws of the State of Nevada with its principal office at 300 Aragon Avenue, Suite 375, Coral Gables, FL 33134 (“IQSTEL”), and Cycurion, Inc., a corporation organized under the laws of the State of Delaware, with its principal office at 1640 Boro Place, Fourth Floor, McLean, Virginia 22102 (“CYCU”) (collectively, the “Parties,” and each, a “Party”).

RECITALS

WHEREAS, the Parties entered into a Stock-for-Stock Exchange Agreement dated September 2, 2025 (the “Original Agreement”), pursuant to which CYCU agreed to issue IQSTEL, and IQSTEL agreed to accept, a number of shares of common stock of CYCU with an aggregate value of $1,000,000 and IQSTEL agreed to issue CYCU, and CYCU agreed to accept, a number of shares of common stock of IQSTEL with an aggregate value of $1,000,000;

WHEREAS, the Parties desire to amend the Original Agreement to (i) provide flexibility for each Party to distribute a $500,000 dividend using its own common stock instead of the shares received from the other Party, at its sole discretion, and (ii) set a firm deadline of December 31, 2025, for the dividend distribution process, to enhance operational flexibility while preserving the strategic partnership and mutual benefits outlined in the Original Agreement;

WHEREAS, pursuant to Section 8.3 of the Original Agreement, the Original Agreement may be amended by a written instrument signed by both Parties; and

WHEREAS, the Parties have agreed to execute this Amendment to effectuate these changes in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Amendment to Section 1 (Stock-for-Stock Exchange)

Section 1 of the Original Agreement is hereby amended to confirm that iQSTEL shall issue to CYCU 151,058 shares of iQSTEL common stock, and CYCU shall issue to iQSTEL 3,866,976 shares of CYCU common stock, each with an aggregate value of One Million U.S. Dollars ($1,000,000), in accordance with the valuation methodology set forth in Section 1.3 of the Original Agreement.

2.  Amendment to Section 4.4 (Intention to Distribute Dividend)

Section 4.4 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

4.4 Intention to Distribute Dividend. Each Party shall cooperate with the other Party to distribute a dividend with an equivalent value of Five Hundred Thousand U.S. Dollars ($500,000) to its respective shareholders, subject to compliance with applicable laws, regulations, board approvals, and any necessary shareholder approvals. At its sole discretion, each Party may elect to satisfy this dividend obligation by distributing either (i) up to fifty percent (50%) of the shares received from the other Party pursuant to Section 1 of this Agreement (i.e., up to 75,529 shares of iQSTEL common stock for CYCU, based on 151,058 shares issued to CYCU, and up to 1,933,488 shares of CYCU common stock for iQSTEL, based on 3,866,976 shares issued to iQSTEL), or (ii) an equivalent value of its own authorized common stock, calculated using the valuation methodology set forth in Section 1.3. If a Party elects to distribute its own shares of common stock, it shall retain the full number of shares received from the other Party under Section 1 in accordance with the Original Agreement. Each Party shall ensure that any shares distributed as a dividend comply with all applicable federal and state securities laws, including, if applicable, the registration or exemption requirements under the Securities Act and Nasdaq Listing Rules. Each Party shall use commercially reasonable efforts to complete all necessary regulatory filings, including SEC Filings, FINRA submissions, and Nasdaq notifications, by December 15, 2025, to facilitate the dividend distribution.

3.  Amendment to Section 1.4 (Delivery of Shares)

Section 1.4 of the Original Agreement is hereby amended by deleting the phrase “not later than within thirty (30) business days following the Effective Date” and replacing it with “not later than within sixty

(60) business days following the Effective Date.” The amended Section 1.4 shall read in its entirety as follows:

1.4 Delivery of Shares. The issuance and delivery of the CYCU Shares and IQSTEL Shares (the “Closing”) shall occur simultaneously on the third business day following the Effective Date, but not later than within sixty (60) business days following the Effective Date (the “Closing Date”), or such other date as mutually agreed by the Parties. The shares shall be delivered in book-entry form through the respective transfer agents of the Parties or as otherwise agreed.

4.  Amendment to Section 7.1(b) (Termination)

To conform with the extended timeline in Section 1.4, Section 7.1(b) of the Original Agreement is hereby amended by deleting the phrase “within thirty (30) days of the Effective Date” and replacing it with “within sixty (60) business days of the Effective Date.” The amended Section 7.1 shall read as follows:

This Agreement may be terminated prior to the Closing: (a) By mutual written consent of the Parties; (b) By either Party if the Closing has not occurred within sixty (60) business days of the Effective Date, provided that the terminating Party is not in breach of this Agreement; or (c) By either Party if the other Party materially breaches any representation, warranty, or covenant herein, and such breach is not cured within ten (10) days of written notice.

5.  Addition of Section 4.8 (Regulatory Filings).

The Original Agreement is hereby amended to add Section 4.8, which shall read as follows:

4.8 Regulatory Filings. Each Party will (i) cooperate with the other in making all applicable SEC Filings, filings with the Financial Industry Regulatory Authority (“FINRA”), submissions to The Nasdaq Stock Market LLC and all other public and other disclosure requirements; (ii) use its reasonable best efforts to supply the other (or cause the other to be supplied) with any all necessary representations, opinions and other information that may be required to make such filings or submissions in (i) above, including without limitation, supplying any required financial statements or other information and any required consents of the Party’s independent account firm(s) regarding the inclusion of their opinions with respect to the Party’s financial statements that are included in a registration statement; and (iii) use its respective reasonable best efforts to supply (or cause the other to be supplied) any additional information that reasonably may be required or requested by certain regulatory authorities, including without limitation, the SEC, The Nasdaq Stock Market LLC and FINRA. Each Party shall use commercially reasonable efforts to complete all required regulatory filings by December 15, 2025, to facilitate the dividend distribution by December 31, 2025.

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6.  Securities Law Compliance

Each Party represents and warrants that any shares issued as a dividend pursuant to the amended Section 4.4, whether its own shares or those received from the other Party, shall be issued in compliance with all applicable federal and state securities laws, including the Securities Act of 1933, as amended, and Nasdaq Listing Rules. Each Party shall use commercially reasonable efforts to timely file all required reports or obtain extensions as necessary to facilitate the resale of any restricted shares under Rule 144 of the Securities Act, as set forth in Section 4.2 of the Original Agreement.

7.  No Other Changes

Except as expressly modified by this Amendment, all terms and conditions of the Original Agreement shall remain in full force and effect and are hereby ratified and confirmed by the Parties.

8.  Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles, consistent with Section 8.1 of the Original Agreement.

9.  Counterparts

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, PDF, or other electronic means shall be deemed original signatures.

10.  Entire Agreement

This Amendment, together with the Original Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment to Stock-for-Stock Exchange Agreement as of the Amendment Effective Date.

iQSTEL INC.

By: /s/ Leandro Iglesias

Name: Leandro Iglesias

Title: Chief Executive Officer CYCURION, INC.

By: /s/ L. Kevin Kelly

Name: L. Kevin Kelly

Title: Chief Executive Officer

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